SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 22, 2004

                               DRYCLEAN USA, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 ----------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

           0-9040                                       11-2014231
           ------                                       ----------
   (COMMISSION FILE NUMBER)                   (IRS EMPLOYER IDENTIFICATION NO.)

                    290 N.E. 68 STREET, MIAMI, FLORIDA 33138
                    ----------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 754-4551

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 5.      Other Events.
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         On July 22, 2004,  William K.  Steiner,  Chairman and a director of the
Company, and Michael S. Steiner, President, Chief Executive Officer and a director of the Company, each sold 750,000 shares of the Company's Common Stock to Alan I. Greenstein, Executive Vice President and Chief Operating Officer of the Company, for a purchase price of $1,087,500 payable to each seller, consisting of $350,000 in cash and a $737,500 Promissory Note payable on July 22, 2005 secured by the shares sold. After giving effect to the transaction, William K. Steiner, Michael S. Steiner and Alan I. Greenstein own 1,550,997 (22.1%), 1,510,577 (21.5%) and 1,518,200 (21.6%), respectively, of the Company's
7,014,450 outstanding Common Stock.

         Contemporaneously therewith, William K. Steiner, Michael S. Steiner and Alan I. Greenstein entered into a Stockholders Agreement pursuant to which William K. Steiner and Michael S. Steiner (together with any transferees to whom either of them transfers Shares, as defined below, to the extent of the Shares so transferred, collectively, the "Steiner Family Stockholders") and Alan J. Greenstein (together with any transferee to whom he transfers Shares, to the extent of the Shares so transferred, collectively, the "Greenstein Stockholders") have agreed, except to the extent otherwise agreed from time to time by each of (a) the holders of a majority of the Shares held by the Greenstein Stockholders and (b) the holders of a majority of the Shares held by the Steiner Family Stockholders, to vote the 1,510,477, 1,510,477 and 1,500,000 shares, respectively, of the Company's Common Stock currently owned of record by William K. Steiner, Michael S. Steiner and Alan I. Greenstein, respectively (collectively the "Shares") to elect as directors of the Company (x) one designee as may be selected by the holders of a majority of the Shares held by the Greenstein Stockholders and (y) such other designees as may be selected by the holders of a majority of the Shares held by the Steiner Family Stockholders. Should any designee of the Greenstein Stockholders or the Steiner Family Stockholders resign, determine not to seek re-election to the Company's Board of Directors (the "Board"), be removed from office, die, become incapacitated or otherwise cease to serve on the Board, and should such designee not be replaced by the Board with a designee recommended to the Board by the stockholder group who designated the director being replaced, or should such designee's term of office expire, the parties to the Stockholders Agreement agree to take all such action as may be permitted under the Company's Certificate of Incorporation or By-laws and laws of its state of incorporation to promptly call a special or other meeting of stockholders of the Company and vote, or execute a written consent, to elect as the successor to such former director a person designated by the holders of a majority of the Shares held by the stockholder group whose designee is to be replaced. The Stockholders Agreement is to terminate on the earliest to occur of (i) the date agreed to in writing by the owners of record of a majority of the Shares and (ii) the liquidation of the Company or the Company's merger with, or sale of substantially all of its assets to, or another change in control transaction with, another entity that is approved by the Board, following which transaction or series of transactions the stockholders of the Company immediately prior to the first of such transactions do not own more than 50% of the outstanding voting power of the resulting entity at the effective date of the last of such transactions.


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Item 7.    Financial Statements and Exhibits.
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         (a)      Financial Statements of businesses acquired: None

         (b)      Pro forma financial information: None

         (c)      Exhibits:

                  99.1 Stockholders Agreement dated as of July 22, 2004 by and among William K. Steiner, Michael S. Steiner and Alan I. Greenstein.


                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      DRYCLEAN USA, Inc.


Date:    July 27, 2004                By:  /s/ Michael S. Steiner
                                           -------------------------------------
                                           Michael S. Steiner,
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.       Description
-----------       ------------------------------------------------------------

99.1 Stockholders Agreement dated as of July 22, 2004 by and among William K. Steiner, Michael S. Steiner and Alan I. Greenstein